Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stanley Furniture Company, Inc.
High Point, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-45402, 333-150369, and 333-182777) of Stanley Furniture Company, Inc. of our report dated February 22, 2017 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/BDO USA, LLP
Raleigh, North Carolina
February 22, 2017